Exhibit 3.361

Filing fee:

Receipt of:

Articles of Incorporation

(Pursuant to NRS 78)

STATE OF NEVADA

Secretary of State

(for filing office only)	(for filing office only)

IMPORTANT: Read instructions on reverse side before completing this form.

TYPE OR PRINT (BLACK INK ONLY)

1.	NAME OF CORPORATION: Western Plains Capital, Inc.

2.	RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent The Corporation Trust Company of Nevada

Street Address	One East First Street	Reno, NV	89501
	Street No. Street Name	City	Zip

3.	SHARES: (number of shares the corporation is authorized to issue)

Number of shares with par value: 1,000 Par value: $1.00 Number of shares without par value 0

4.	GOVERNING BOARD: shall be styled as (check one) Directors Trustees

The FIRST BOARD OF DIRECTORS shall consist of 3 members and the names and addresses are as follows see attached schedule
Name	Address	City/State/Zip

Name	Address	City/State/Zip

5.	PURPOSE (optional – see reverse side): The purpose of the corporation shall be:

6.	OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached __________.

7.	SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (Signatures must be included) (Attach additional pages if there are more than two incorporators.)

Alexander B. Buchanan, Esq.
Name (print)	Name (print)

2100 Union Street, Ste. 2100, Nashville, TN 37219
Address City/State/Zip	Address City/State/Zip

Signature	Signature

This instrument was acknowledged before me on December 22 1997, by	This instrument was acknowledged before me on 19 , by
Aimee L. Williams
Name of Person	Name of Person

as incorporator of Western Plains Capital, Inc.	as incorporator of
(name of party on behalf of whom instrument was executed)	(name of party on behalf of whom instrument was executed)

Notary Public Signature	Notary Public Signature
(affix notary stamp or seal)	(affix notary stamp or seal)

8.	CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OR RESIDENT AGENT

The	Corporation Trust Company of Nevada

The Corporation Trust Company of Neveda By: hereby accept appointment as Resident Agent for the above named corporation,

Dale Morris, Assistant Vice President	December 23, 1997
Signature of Resident Agent

DIRECTORS OF WESTERN PLAINS CAPITAL, INC.

Kenneth C. Donahey

One Park Plaza, Nashville, TN 37203

Rosalyn S. Elton

One Park Plaza, Nashville, TN 37203

Joan M. Franck, II

One Park Plaza, Nashville, TN 37203